EXHIBIT 21.1

List of Subsidiaries

Name	Background		Ownership
VIYI Algorithm Inc.(“VIYI”)	●	A Cayman Island company	100% owned by MicroAlgo
	●	Incorporated on September 24, 2020
	●	A holding company

VIYI Technology Ltd. (“VIYI Ltd”)	●	A Hong Kong company	100% owned by VIYI
	●	Incorporated on October 9, 2020
	●	A holding company

Shenzhen Weiyixin Technology Co., Ltd. (“Shenzhen Weiyixin”)	●	A PRC limited liability company and deemed a wholly foreign owned enterprise (“WFOE”)	100% owned by VIYI Ltd
	●	Incorporated on November 18, 2020 Registered capital of RMB 208,938,000 (USD 30,000,000)
	●	A holding company

Shenzhen Yitian Internet Technology Co., Ltd. (“Shenzhen Yitian”)	●	A PRC limited liability company	100% owned by By Shenzhen Weiyixin
	●	Incorporated on March 8, 2011
	●	Registered capital of RMB 20,000,000 (USD 2,871,665)
	●	Primarily engages central processing algorithm in mobile games industry

Shenzhen Qianhai Wangxin Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Shenzhen Yitian
	●	Incorporated on October 16, 2015
	●	Registered capital of RMB 5,000,000 (USD 717,916)
	●	Primarily engages in central processing algorithm in advertising industry

Weidong Technology Co., Ltd. (“Weidong”)	●	A PRC limited liability company	100% owned by Shenzhen Weiyixin
	●	Incorporated on October 28, 2020
	●	Registered capital of RMB 50,000,000 (USD 7,179,163)
	●	Primarily engages in central processing algorithm in advertising industry

Shenzhen Yiyou Online Technology Co., Ltd. (“YY Online”)	●	A PRC limited liability company	100% owned by Weidong
	●	Incorporated on January 14, 2019
	●	Registered capital of RMB 100,000 (USD 14,358)
	●	Primarily engages in central processing algorithm in advertising industry

Wuhan 233 Interactive Entertainment Technology Co., Ltd.	●	A PRC limited liability company	100% owned by YY Online
	●	Incorporated on May 15, 2020
	●	Registered capital of RMB 100,000 (USD 14,358)
	●	Primarily engages in central processing algorithm in mobile games industry

Shanghai Guoyu Information Technology Co., Ltd. (“Shanghai Guoyu”)	●	A PRC limited liability company	99% owned by Weidong, 1% owned by YY Online
	●	Incorporated on March 18, 2019
	●	Registered capital of RMB 20,000,000 (USD 2,871,665)
	●	Engages in R&D and application of intelligent visual algorithm technology

Korgas 233 Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Shanghai Guoyu
	●	Incorporated on September 15, 2017
	●	Registered capital of RMB 1,000,000 (USD 143,583)
	●	Primarily engages in central processing algorithm in mobile games industry

Korgas Weidong Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Weidong
	●	Incorporated on October 30, 2020
	●	Registered capital of RMB 20,000,000 (USD 2,871,665) Primarily engages in central processing algorithm in advertising industry

Kashi Guoyu Information Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Shanghai Guoyu
	●	Registered capital of RMB 10,000,000 (USD 1,435,833)
	●	Incorporated on July 23, 2021
	●	Engages in R&D and application of intelligent visual algorithm technology

Fe-da Electronics Company Private Limited (“Fe-da Electronics”)	●	A Singapore company	100% owned by VIYI Acquired in September 2020
	●	Incorporated on January 9, 2009
	●	Primarily engages in resale of intelligent chips and customization of central processing units

Excel Crest Limited	●	A Hong Kong company	100% owned by Fe-da Electronics
	●	Incorporated on September 10, 2020
	●	Support the daily operations of Fe-da Electronics in Hong Kong

Wisdom Lab Inc.	●	A Cayman Islands company	100% owned by Fe-Da Electronics
	●	Incorporated on May 6, 2021
	●	Engages in software solution for intelligent chips

Shanghai Weimu Technology Co., Ltd.	●	A PRC limited liability company	58% owned by Shenzhen Weiyixin
	●	Incorporated on November 30, 2020
	●	Registered capital of RMB 50,000,000 (USD 7,179,163)
	●	Engages in providing software support services

Viwo Technology Limited. (“Viwo Tech”)	●	A Hong Kong company	55% owned by VIYI Ltd
	●	Incorporated on April 15, 2021
	●	No operations as of December 31, 2022

Shenzhen Viwotong Technology Co., Ltd. (“Viwotong Tech”)	●	A PRC limited liability company	100% owned by Viwo Tech
	●	Incorporated on July 19, 2021
	●	Registered capital of RMB 10,000,000 (USD 1,435,833)

Guangzhou Tapuyu Internet Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Viwotong Tech
	●	Registered capital of RMB 1,000,000 (USD 143,583)
	●	Incorporated on June 22, 2021
	●	Engages in central processing algorithm in advertising industry

Guangzhou Bimai Network Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Viwotong Tech
	●	Registered capital of RMB 1,000,000 (USD 143,583)
	●	Incorporated on April 28, 2021
	●	Engages in central processing algorithm in advertising industry

Vize Technology Limited. (“Vize Tech”)	●	A Hong Kong company	55% owned by VIYI Ltd
	●	Incorporated on April 12, 2022
	●	No operations as of December 31, 2022

Shenzhen Vizetong Technology Co., Ltd.	●	A PRC limited liability company	100% owned by Vize Tech
	●	Incorporated on August 15, 2022
	●	Registered capital of RMB 5,000,000 (USD 717,916)

(On December 31, 2022, the exchange rate between USD and RMB was 6.9646.)

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